UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2006

BRANDYWINE REALTY TRUST

(Exact name of issuer as specified in charter)

MARYLAND (State or Other Jurisdiction of Incorporation or Organization)	1-9106 (Commission file number)	23-2413352 (I.R.S. Employer Identification Number)

401 Plymouth Road, Suite 500

Plymouth Meeting, Pennsylvania 19462

(Address of principal executive offices)

(610) 325-5600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 15, 2006 the Compensation Committee of our Board of Trustees authorized increases in the annual base salaries of some of our executive officers, with the increases to become effective as of July 1, 2006. In the table below we identify our executive officers who were “Named Executive Officers” in our proxy statement for our annual meeting of shareholders held in May 2006 whose annual salaries were increased.

Named Executive Officer	Base Annual Salary (as revised effective July 1, 2006)

Brad A. Molotsky	$287,500
Anthony S. Rimikis	$232,500
George D. Sowa	$257,500

The Compensation Committee also approved automobile allowances for each of the executive officers listed in the table above. These allowances range from $6,000 to $8,400 per year.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRANDYWINE REALTY TRUST
Date: June 19, 2006	By:	/s/ Gerard H. Sweeney

Gerard H. Sweeney President and Chief Executive Officer